Exhibit 99.1

CONTACT:	Kent Griffin
Chief Financial Officer
(858) 485-9840
BIOMED REALTY TRUST REPORTS
FIRST QUARTER 2008 FINANCIAL RESULTS
SAN DIEGO, Calif. — April 30, 2008 — BioMed Realty Trust, Inc. (NYSE: BMR), a real estate investment trust focused on providing real estate to the life science industry, today announced financial results for the first quarter ended March 31, 2008.
Highlights:
•	Funds from operations (FFO) for the quarter were $31.3 million, or $0.46 per diluted share

•	Increased quarterly common stock dividend by 8.1% to $0.335 per share, equivalent to an annualized common stock dividend of $1.34 per share

•	Executed a long-term lease for 90,000 square feet with Revance Therapeutics, Inc. at the Pacific Research Center, marking the company’s first life science tenant at the Pacific Research Center, located in the San Francisco market

•	Acquired the 500 Fairview Avenue property, an approximately 22,000 square foot building in Seattle, Washington that is fully leased to the State of Washington and targeted for future redevelopment as laboratory/office space

•	Entered into a $245.0 million secured construction loan facility through our joint venture with Prudential Real Estate Investors, at an initial interest rate of reserve adjusted LIBOR plus a spread of 150 basis points, to fund the remaining anticipated cost to complete construction at our 650 East Kendall Street property

•	Extended the term of the secured acquisition and interim loan facility of our joint venture with Prudential Real Estate Investors to April 3, 2009
“We delivered yet another strong quarter of financial results in the first quarter. Our operating performance was solid and we are making good progress in our development and redevelopment pipeline, and steady progress in our leasing program. We remain cautiously optimistic that the limited correlation between the currently volatile credit markets and the long-term demand for research in the life science industry will allow us to continue our stable growth through 2008 and beyond,” commented Alan D. Gold, President and Chief Executive Officer of BioMed Realty Trust.

BioMed Realty Trust, Inc.

First Quarter 2008 Financial Results
Rental revenues for the quarter were $50.3 million, representing a 6.0% increase versus the first quarter of 2007. Same property net operating income increased 4.9% on a cash basis for the first quarter of 2008 compared to the first quarter of 2007.
Total revenues for the quarter were $67.4 million, compared to $68.8 million in the first quarter of 2007. Total revenues, net income and FFO for the first quarter of 2007 included the effect of a $4.8 million lease termination fee (or approximately $0.07 per diluted share) related to the company’s Elliott Avenue property. Net income available to common stockholders for the quarter was $12.6 million, or $0.19 per diluted share, compared to $16.0 million, or $0.25 per diluted share, in the first quarter of 2007.
FFO during the quarter was to $31.3 million, compared to $34.2 million in the comparable period in 2007. FFO per diluted share was $0.46 for the first quarter of 2008 versus $0.50 in the first quarter of 2007.
FFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income available to common stockholders to FFO and a definition of FFO are included at the end of this release.
Financing Activity
On February 13, 2008, the company’s joint venture with Prudential Real Estate Investors entered into a secured construction loan facility with Wachovia Bank, National Association and other lenders to provide borrowings of up to approximately $245.0 million in connection with the construction of 650 East Kendall Street, an approximately 280,000 square foot Class A laboratory/office building located in East Cambridge, Massachusetts. Proceeds from the secured construction loan were used in part to repay a portion of the joint venture’s secured acquisition and interim loan facility and will also be used to fund the balance of the anticipated cost to complete construction of the project. The secured construction loan initially bears interest at a floating rate equal to reserve adjusted LIBOR plus a spread of 150 basis points. The secured construction loan has a maturity date of August 13, 2010 and is secured by the 650 East Kendall Street property and related collateral.

BioMed Realty Trust, Inc.

On February 19, 2008, the company’s joint venture with Prudential Real Estate Investors extended the term of its secured acquisition and interim loan facility by one year to April 3, 2009, with no additional changes to the pricing or terms of the facility.
As of March 31, 2008, the company’s consolidated debt included fixed-rate mortgage indebtedness with an aggregate outstanding principal amount of $377.7 million, including $10.3 million of debt premium, and a weighted-average effective interest rate of 5.5% at quarter-end; the company’s $250 million secured term loan, with a weighted-average effective interest rate of 4.8% at quarter-end; $175 million aggregate principal amount of 4.50% exchangeable senior notes due 2026; $310.7 million in outstanding borrowings under the company’s $600 million unsecured revolving line of credit, with a weighted-average effective interest rate of 4.1% at quarter-end; and $457.6 million in outstanding borrowings under the company’s acquisition and construction loan secured by the Center for Life Science | Boston property, with a weighted-average effective interest rate of 4.2% at quarter-end. The company’s debt to total capitalization ratio was 45.5% at March 31, 2008.
After the quarter’s end, on April 22, 2008, the company completed the sale of 6,129,000 shares of common stock at $25.50 per share, resulting in gross offering proceeds of approximately $156.3 million.
“The ability of our joint venture with Prudential Real Estate Investors to secure $245.0 million at reserve adjusted LIBOR plus a 150 basis point spread is a testament to the strength of the joint venture, our proven ability to execute on our business model and the world-class quality of the assets we are developing through the joint venture. Coupling this financing with the extension of our joint venture’s existing facility to April 2009 and the raising of approximately $156.3 million in gross proceeds in our April 2008 follow-on public offering, we were able to further enhance what was already a very solid financial position,” commented Kent Griffin, Chief Financial Officer of BioMed Realty Trust.
Portfolio Update
During the quarter, the company acquired the 500 Fairview Avenue property, an approximately 22,000 square foot building which is fully leased to the State of Washington and targeted for future redevelopment as laboratory/office space, located adjacent to the company’s 530 Fairview Avenue property in Seattle, Washington.
As of March 31, 2008, BioMed Realty Trust owned or had interests in 112 buildings, located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco,

BioMed Realty Trust, Inc.

Seattle, Maryland, Pennsylvania and New York/New Jersey. The company’s portfolio was comprised of the following, with its operating portfolio 93.2% leased to 113 tenants, as of March 31, 2008:

Rentable
Square Feet
Operating portfolio	6,613,665
Repositioning and redevelopment properties	1,863,817
Construction in progress	1,941,000

Total portfolio	10,418,482

Land parcels	1,367,000

Total proforma portfolio	11,785,482

Quarterly Distributions
BioMed Realty Trust’s board of directors previously declared a first quarter 2008 dividend of $0.335 per share of common stock, an 8.1% increase over the previous quarterly dividend of $0.31 per share, and a dividend of $0.46094 per share of the company’s 7.375% Series A Cumulative Redeemable Preferred Stock for the period from January 16, 2008 through April 15, 2008.
Earnings Guidance
To reflect the impact of the company’s common stock offering of 6,129,000 shares completed on April 22, 2008, the company has revised 2008 guidance for net income per diluted share and FFO per diluted share as set forth and reconciled below.

2008
(Low — High)

Projected net income per diluted share available to common stockholders	$0.70 — 0.78
Add:
Minority interest in operating partnership	$0.03
Real estate depreciation and amortization	$1.10
Projected FFO per diluted share	$1.83 — 1.91
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of development and redevelopment activities. The company’s actual results may differ materially from these estimates.

BioMed Realty Trust, Inc.

Supplemental Information
Supplemental operating and financial data are available in the Investor Relations section of the company’s web site at www.biomedrealty.com.
Teleconference and Web Cast
BioMed Realty Trust will conduct a conference call and audio web cast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) Thursday, May 1, 2008 to discuss the company’s financial results and operations for the quarter. The call will be open to all interested investors either through a live audio web cast at the Investor Relations section of the company’s web site at www.biomedrealty.com and www.earnings.com, or live by calling (866) 314-4483 (domestic) or (617) 213-8049 (international) with call ID number 39235728. The call will be archived for 30 days on both web sites. A telephone playback of the conference call will also be available from 3:00 p.m. Pacific Time on Thursday, May 1, 2008 through midnight Pacific Time on Monday, May 5, 2008 by calling (888) 286-8010 (domestic) or (617) 801-6888 (international) and using access code 64617789.
About BioMed Realty Trust
BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed Realty Trust owns or has interests in 69 properties, representing 112 buildings with approximately 10.4 million rentable square feet, including approximately 1.9 million square feet of development in progress. The company also owns undeveloped land parcels adjacent to existing properties that it estimates can support up to 1.4 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local

BioMed Realty Trust, Inc.

economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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(Financial Tables Follow)

BioMed Realty Trust, Inc.

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Investments in real estate, net	$2,868,432	$2,805,983
Investment in unconsolidated partnerships	21,356	22,588
Cash and cash equivalents	19,383	13,479
Restricted cash	8,351	8,867
Accounts receivable, net	4,716	4,457
Accrued straight-line rents, net	40,682	36,415
Acquired above-market leases, net	5,374	5,745
Deferred leasing costs, net	112,334	116,491
Deferred loan costs, net	14,554	15,567
Other assets	30,767	27,676

Total assets	$3,125,949	$3,057,268

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$377,675	$379,680
Secured construction loan	457,628	425,160
Secured term loan	250,000	250,000
Exchangeable senior notes	175,000	175,000
Unsecured line of credit	310,747	270,947
Security deposits	7,326	7,090
Dividends and distributions payable	27,385	25,596
Accounts payable, accrued expenses, and other liabilities	134,751	95,871
Acquired below-market leases, net	22,199	23,708

Total liabilities	1,762,711	1,653,052
Minority interests	16,690	17,280
Stockholders’ equity:
Preferred stock	222,413	222,413
Common stock	656	656
Additional paid-in capital	1,279,852	1,277,770
Accumulated other comprehensive loss	(54,824)	(21,762)
Dividends in excess of earnings	(101,549)	(92,141)

Total stockholders’ equity	1,346,548	1,386,936

Total liabilities and stockholders’ equity	$3,125,949	$3,057,268

BioMed Realty Trust, Inc.
Page8
BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	For the Three Months
	Ended March 31,
	2008	2007
	(Unaudited)
Revenues:
Rental	$50,342	$47,508
Tenant recoveries	16,582	16,510
Other income	434	4,780

Total revenues	67,358	68,798

Expenses:
Rental operations	13,865	13,115
Real estate taxes	5,269	5,916
Depreciation and amortization	17,687	17,254
General and administrative	6,194	5,343

Total expenses	43,015	41,628

Income from operations	24,343	27,170
Equity in net (loss)/income of unconsolidated partnerships	(172)	22
Interest income	155	231
Interest expense	(6,937)	(6,852)

Income from continuing operations before minority interests	17,389	20,571
Minority interests in continuing operations of consolidated partnerships	8	—
Minority interests in continuing operations of operating partnership	(589)	(699)

Income from continuing operations	16,808	19,872
Income from discontinued operations before gain on sale of assets and minority interests	—	387
Minority interests attributable to discontinued operations	—	(16)

Income from discontinued operations	—	371

Net income	16,808	20,243
Preferred stock dividends	(4,241)	(4,194)

Net income available to common stockholders	$12,567	$16,049

Income from continuing operations per share available to common stockholders:
Basic and diluted earnings per share	$0.19	$0.24

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.19	$0.25

Weighted-average common shares outstanding:
Basic	65,350,512	65,289,950

Diluted	68,429,903	68,231,124

BioMed Realty Trust, Inc.

BIOMED REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(In thousands, except share and per share data)
(Unaudited)
     The following table provides the calculation of our FFO and a reconciliation to net income available to common stockholders (in thousands, except per share amounts):

	For the Three Months
	Ended March 31,
	2008	2007
Net income available to common stockholders	$12,567	$16,049
Adjustments:
Minority interests in operating partnership	589	715
Depreciation and amortization — unconsolidated partnerships	451	20
Depreciation and amortization — consolidated entities-discontinued operations	—	137
Depreciation and amortization — consolidated entities-continuing operations	17,687	17,254
Depreciation and amortization — allocable to minority interest of consolidated joint ventures	(8)	—

Funds from operations available to common shares and partnership and LTIP units	$31,286	$34,175

Funds from operations per share — diluted	$0.46	$0.50

Weighted-average common shares outstanding — diluted	68,429,903	68,231,124

We present funds from operations, or FFO, available to common shares and partnership and LTIP units because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.